Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
SMITH MICRO SOFTWARE, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o)
	Equity	Preferred Stock, $0.001 par value per share	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Units	Rule 457(o)
	Unallocated (Universal) shelf (1)	—	Rule 457(o)			$9,824,333.00	0.00015310	$1,504.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	Rule 415(a)(6)
	Equity	Preferred Stock, $0.001 par value per share	Rule 415(a)(6)
	Other	Warrants	Rule 415(a)(6)
	Other	Units	Rule 415(a)(6)
	Unallocated (Universal) Shelf (2)	—	Rule 415(a)(6)			$65,175,667.00			S-3	333-264667	May 12, 2022	$5,683.00
	Total Offering Amounts					$75,000,000.00		$1,504.11
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$ 1,504.11

(1)
(a) The amount to be registered consists of up to $75,000,000 of an indeterminate amount of securities which may be issued by Smith Micro Software, Inc. (“the Company”) from time to time in indeterminate amounts and at indeterminate times. There is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the Company’s stock that may be issued upon reclassification of unissued, authorized stock of the Company) as may be issued in exchange for, or upon conversion of, as the case may be, such other securities. Securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities of the Company as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(b) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Company in connection with the issuance by the Company of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(c) The Company has estimated the proposed maximum aggregate offering price solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act and is paid herewith. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder include $65,175,667 of unsold securities (the “Unsold Securities”) previously covered by the Company’s registration statement on Form S-3 (File No. 333-264667) (the “Prior Registration Statement”), which was declared effective on May 12, 2022. In connection with the filing of the Prior Registration Statement, the Company paid a filing fee of $5,683 with respect to an aggregate of $75,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement, including in relation to the Unsold Securities. No additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Company may continue to offer and sell under the Prior Registration Statement, the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Company sells any Unsold Securities under the Prior Registration Statement, the Company will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated number of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.